Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2021. Unless the context otherwise requires, the “Combined Company” refers to Butterfly Network, Inc. (f/k/a Longview Acquisition Corp.) and its subsidiaries after the Closing, “Longview” refers to Longview Acquisition Corp. prior to the Closing, and “Butterfly” refers to BFLY Operations, Inc. (f/k/a Butterfly Network, Inc.) prior to the Closing.

The following unaudited pro forma condensed combined balance sheet of the combined company as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations of the combined company for the nine months ended September 30, 2020 and for the year ended December 31, 2019 present the combination of the financial information of Longview and Butterfly after giving effect to the Business Combination and related adjustments described in the accompanying notes. In connection with the closing of the Business Combination the registrant changed its name from Longview Acquisition Corp. to Butterfly Network, Inc.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 give pro forma effect to the Business Combination as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives pro forma effect to the Business Combination as if it was completed on September 30, 2020.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the historical unaudited interim financial statements of Longview as of September 30, 2020 and the period from February 4, 2020 (date of inception) through September 30, 2020, and the related notes, in each case, included elsewhere in this Current Report on Form 8-K or in the Proxy Statement;

•	the historical unaudited condensed consolidated financial statements of Butterfly as of and for the nine months ended September 30, 2020, and the historical consolidated financial statements of Butterfly as of and for the year ended December 31, 2019, and the related notes, in each case, included elsewhere in this Current Report on Form 8-K or in the Proxy Statement; and

•	other information relating to Longview and Butterfly contained in this Current Report on Form 8-K or in the Proxy Statement, including the Business Combination Agreement and the description of certain terms thereof set forth under “The Business Combination Agreement,” as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Longview” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Butterfly.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On February 12, 2021, Butterfly consummated the previously announced Business Combination pursuant to the Business Combination Agreement dated November 19, 2020 between Longview, Merger Sub and Butterfly, under the terms of which Merger Sub, a wholly owned subsidiary of Longview, merged with and into Butterfly, with Butterfly surviving the Merger as a wholly owned subsidiary of Longview. After giving effect to the Business Combination, the combined company directly owns all of the issued and outstanding equity interests of Butterfly, and the pre-Business Combination stockholders of Butterfly hold a portion of the Combined Company Class A common stock and all of the Combined Company Class B common stock.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 21,189 shares of Class A common stock of Longview’s stockholders in conjunction with the shareholder vote on the Business Combination contemplated by the Business Combination Agreement at a meeting held on February 12, 2021.

BUTTERFLY NETWORK, INC.

UNAUDITED PRO FORMA

CONDENSED COMBINED

BALANCE SHEET

SEPTEMBER 30, 2020

(in thousands)

		Butterfly
ASSETS	Longview (Historical)	Butterfly (Historical)	Butterfly Adjustments (Note 3)	Butterfly (Adjusted)	Transaction Accounting Adjustments	Note 4	Pro Forma

Cash and cash equivalents	$759	$51,686	$29,350	$81,036	$545,731	(a),(b)	$627,526
Accounts receivable, net	—	2,828	—	2,828	—		2,828
Inventories	—	14,942	—	14,942	—		14,942
Current portion of vendor advances	—	236	—	236	—		236
Prepaid expenses and other current assets	241	2,656	—	2,656	—		2,897
Due from related parties	—	446	—	446	—		446
Total current assets	1,000	72,794	29,350	102,144	545,731		648,875
Property and equipment, net	—	6,881	—	6,881	—		6,881
Investments held in Trust Account	414,222	—	—	—	(414,222)	(c)	—
Security deposits and non-current portion of vendor advances	—	48,837	—	48,837	—		48,837
Other assets – related party	—	1,581	—	1,581	—		1,581
Total assets	$415,222	$130,093	$29,350	$159,443	$131,509		$706,174
Liabilities, commitments and contingencies and stockholders’ equity (deficit)
Accounts payable	—	8,330	—	8,330	—		8,330
Deferred revenue, current	—	5,350	—	5,350	—		5,350
Due to related parties	—	7	—	7	—		7
Accrued purchase commitments, current	—	63,376	—	63,376	—		63,376
Accrued expenses and other current liabilities	310	8,879	—	8,879	—		9,189
Total current liabilities	310	85,942	—	85,942	—		86,252
Deferred revenue, non-current	—	1,099	—	1,099	—		1,099
Convertible debt	—	21,019	30,133	51,152	(51,152)	(d)	—
Loan payable	—	4,366	—	4,366	(4,366)	(e)	—
Other non-current liabilities	—	624	—	624	—		624
Deferred underwriting fee payable . .	14,490	—	—	—	(14,490)	(b)	—
Total liabilities	14,800	113,050	30,133	143,183	(70,008)		87,975
Commitments and contingencies
Class A common stock, subject to possible redemption	395,422	—	—	—	(395,422)	(f)	—
Convertible preferred stock	—	360,937	—	360,937	(360,937)	(f)	—
Stockholders’ equity
Common stock	—	1	—	1	(1)	(f)	—
Class A common stock	—	—	—	—	17	(f)	17
Class B common stock	1	—	—	—	2	(f)	3
Additional paid-in capital	5,390	27,969	—	27,969	969,167	(f)	1,002,526
Accumulated deficit	(391)	(371,864)	(783)	(372,647)	(11,309)	(f)	(384,347)
Total stockholder’s equity (deficit)	5,000	(343,894)	(783)	(344,677)	957,876		618,199
Total liabilities, commitments and contingencies and stockholders’ equity (deficit)	$415,222	$130,093	$29,350	$159,443	$131,509		$706,174

BUTTERFLY NETWORK, INC.

UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2020

(in thousands, except share and per share amounts)

	Longview (Historical)	Butterfly (Historical)	Transaction Accounting Adjustments	Note 4	Pro Forma
Revenue:
Product	$—	$25,820	$—		$25,820
Subscription	—	4,777	—		4,777
Total revenue	—	30,597	—		30,597
Cost of revenue:
Product	—	99,259	—		99,259
Subscription	—	1,260	—		1,260
Total cost of revenue	—	100,519	—		100,519
Gross margin	—	(69,922)	—		(69,922)
Operating expenses:
Research and development	—	36,427	—		36,427
Sales and marketing	—	17,408	—		17,408
General and administrative	—	15,651	4,292	(g)	19,943
Formation and operational costs.	584	—	—		584
Total operating expenses	584	69,486	4,292		74,362
Loss from operations	(584)	(139,408)	(4,292)		(144,284)
Interest income	—	238	—		238
Interest expense	—	(418)	418	(i)	—
Interest earned on marketable securities held in Trust Account	222	—	(222)	(j)	—
Other income (expense), net	—	(183)	—		(183)
Loss before provision for income taxes	(362)	(139,771)	(4,096)		(144,229)
Provision for income taxes	29	32	(29)	(j)	32
Net loss	$(391)	$(139,803)	$(4,067)		$(144,261)
Net loss per share
Weighted average shares outstanding, basic and diluted	40,617,323	5,804,354		(k)	191,289,409
Basic and diluted net loss per share	0.00	(24.09)		(k)	(0.75)

BUTTERFLY NETWORK, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED

DECEMBER 31, 2019

(in thousands, except share and per share amounts)

	Longview (Historical)	Butterfly (Historical)	Transaction Accounting Adjustments	Note 4	Pro Forma
Revenue:
Product	$—	$25,081	$—		$25,081
Subscription	—	2,502	—		2,502
Total revenue	—	27,583	—		27,583
Cost of revenue:
Product	—	47,857	—		47,857
Subscription	—	621	—		621
Total cost of revenue	—	48,478	—		48,478
Gross margin	—	(20,895)	—		(20,895)
Operating expenses:
Research and development	—	48,934	—		48,934
Sales and marketing	—	14,282	—		14,282
General and administrative	—	18,185	24,650	(g),(h)	42,835
Total operating expenses	—	81,401	24,650		106,051
Loss from operations	—	(102,296)	(24,650)		(126,946)
Interest income	—	2,695	—		2,695
Other income (expense), net	—	(96)	—		(96)
Loss before provision for income
taxes	—	(99,697)	(24,650)		(124,347)
Provision for income taxes	—	—	—		—
Net loss	$—	$(99,697)	$(24,650)		$(124,347)
Net loss per share
Weighted average shares outstanding,
basic and diluted	n/a	5,622,752		(k)	191,289,409
Basic and diluted net loss per share	n/a	(17.73)		(k)	(0.65)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Business Combination

On February 12, 2021, Butterfly consummated the previously announced Business Combination pursuant to the Business Combination Agreement dated November 19, 2020 between Longview, Merger Sub and Butterfly, under the terms of which Merger Sub, a wholly owned subsidiary of Longview, merged with and into Butterfly, with Butterfly surviving the Merger as a wholly owned subsidiary of Longview. After giving effect to the Business Combination, the Combined Company directly owns all of the issued and outstanding equity interests of Butterfly, and the pre-Business Combination stockholders of Butterfly holds a portion of the Combined Company Class A common stock and all of the Combined Company Class B common stock.

As a result of the Business Combination Agreement, Butterfly’s stockholders and holders of Butterfly convertible notes received an aggregate number of shares of New Butterfly common stock equal to $1,220,605,980 divided by $10.00.

The following summarizes the pro forma share of the Combined Company Class A common stock and Class B common stock outstanding after giving effect to the Business Combination, excluding the potential dilutive effect of the exercise of warrants:

	Shares	Ownership, %	Voting rights, %
Butterfly stockholders	122,060,598	63.81%	90.02%
Public Stockholders	41,378,811	21.63%	5.97%
Initial Stockholders	10,350,000	5.41%	1.49%
PIPE Investors	17,500,000	9.15%	2.52%
Total	191,289,409	100%	100%

Note 2 — Basis of Presentation

The historical financial information of Longview and Butterfly has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination in accordance with U.S. GAAP.

The Business Combination is accounted for as a reverse recapitalization because Butterfly has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:

•	The pre-Business Combination stockholders of Butterfly hold the majority of voting rights in the Combined Company;

•	The pre-Business Combination stockholders of Butterfly have the right to appoint the majority of directors to the Combined Company’s Board of Directors, and Jonathan M. Rothberg, Ph.D. was appointed as the non-executive Chairman of the Board;

•	Senior management of Butterfly comprise the senior management of the Combined Company; and

•	The operations of Butterfly comprise the only ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination will be treated as Butterfly issuing equity for the net assets of Longview, with no goodwill or intangible assets recorded.

As described in greater detail in Note 15, Subsequent Events, of the historical unaudited condensed consolidated financial statements of Butterfly as of and for the nine months ended September 30, 2020, included elsewhere in this Current Report on Form 8-K or in the Proxy Statement, the equity compensation of the incoming Chief Executive Officer of Butterfly consists of (1) restricted stock units awards granted in connection with the Business Combination and (2) stock option awards.

The unaudited pro forma condensed combined statements of operations include compensation expense related to the restricted stock units granted in connection with the Business Combination (see Note 4(g) Equity awards expenses).

The unaudited pro forma condensed combined statements of operations do not include any cash and stock options compensation expense related to the incoming Chief Executive Officer of Butterfly since his hiring is not directly attributable to the Business Combination. The Company expects to recognize approximately $11,400,000 of expense related to the stock option awards of the incoming Chief Executive Officer of Butterfly, which vest over 4 years beginning on the start date of his employment.

Note 3 — Adjustments to Balance Sheet of Butterfly

Historical balance sheet of Butterfly as of September 30, 2020 is adjusted for the following:

•	Issuance of Butterfly convertible notes in two tranches in the amount of $26,050,000 and $3,300,000 issued on October 30, 2020 and on November 2, 2020, respectively;

•	Accrual of $782,137 of interest associated with the Butterfly convertible notes through the Closing Date of February 12, 2021.

Note 4 — Transaction Accounting Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(a)	Cash. Represents the impact of the Business Combination on the cash balance of the Combined Company.

The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)	Note
Longview cash as of September 30, 2020 - pre Business Combination		759
Butterfly cash as of September 30, 2020 - pre Business Combination, as adjusted		81,036
Total cash balance pre Business Combination		81,795

Business Combination adjustments:
Longview cash held in Trust Account	(1)	414,222
PIPE Financing	(2)	175,000
Payment to redeeming Public Stockholders	(3)	(212)
Payment of deferred underwriting fees	(4)	(14,490)
Payment of Longview incremental transaction costs	(5)	(14,623)
Payment of Butterfly incremental transaction costs	(6)	(9,800)
Payment of PPP loan payable	(7)	(4,366)
Total Business Combination adjustments		$545,731

Post-Business Combination cash balance		$627,526

(1)	Represents the amount of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination at Closing (See Note 4(c) Trust Account).

(2)	Represents the issuance, in a private placement to be consummated immediately prior to the Effective Time, to the PIPE Investors of 17,500,000 shares of Longview Class A common stock assuming stock price of $10.00 per share (See Note 4(f) Impact on equity).

(3)	Represents the amount paid to the public stockholders who exercised redemption rights, including payment of accrued interest (see Note 4(f) Impact on equity).

(4)	Represents the payment of deferred underwriting fees incurred as part of Longview’s initial public offering committed to be paid upon the consummation of the Business Combination (see Note 4(b)(1) Transaction costs).

(5)	Represents payment of Longview incremental transaction costs (see Note 4(b)(2) Transaction costs).

(6)	Represents payment of Butterfly incremental transaction costs (see Note 4(b)(3) Transaction costs).

(7)	Represents payment of Butterfly’s loan payable in the amount of $4,365,930 (see Note 4(e) Loan payable).

(b)	Transaction costs.

(1)	Payment of deferred underwriting fees incurred by Longview in the amount of $14,490,000 (see Note 4(a)(4) Cash). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting fee payable.

(2)	Payment of incremental transaction costs specific to Longview related to the Business Combination in the amount of $14,622,974 (see Note 4(a)(5) Cash). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 4(f) Impact on equity).

(3)	Payment of incremental transaction costs specific to Butterfly related to the Business Combination in the amount of $9,799,799 (see Note 4(a)(6) Cash). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 4(f) Impact on equity).

(c)	Trust Account. Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund at Closing of the Business Combination (see Note 4(a)(1) Cash).

(d)	Convertible Notes. Represents conversion of Butterfly convertible notes in the amount of $51,151,527, including interest accrued in the amount of $1,151,527, to New Butterfly Class A common stock issued to purchasers of the Butterfly convertible notes at the Closing (see Note 4(f) Impact on equity).

(e)	Loan payable. Represents repayment of Butterfly’s loan payable in the amount of $4,365,930, including interest accrued in the amount of $48,264, at Closing of the Business Combination (see Note 4(a)(6) Cash and 4(h) Interest expense).

(f)	Impact on equity. The following table represents the impact of the Business Combination on the number of shares of Combined Company Class A common stock and Combined Company Class B common stock and represents the total equity section:

	Number of Shares			Par Value
(in thousands, except share amounts)	Class A common stock	Class B common stock	Class A common stock, subject to possible redemption	Class A common stock	Class B common stock	Class A common stock, subject to possible redemption	Butterfly’s convertible preferred stock and common stock	Additional paid-in capital	Accumulated deficit
Longview common stock as of
September 30,2020 – pre Business Combination	1,857,799	10,350,000	39,542,201	$—	$1	$395,422	$—	$5,390	$(391)
Butterfly equity as of
September 30,2020 – pre Business Combination, as adjusted	—	—	—	—	—	—	360,938	27,969	(372,647)
Equity balance prior to Business Combination	1,857,799	10,350,000	39,542,201	—	1	395,422	360,938	33,359	(373,038)

Business Combination adjustments:
Reclassification of Longview’s redeemable shares to Class A common stock	39,542,201	—	(39,542,201)	4	—	(395,422)	—	395,418	—
Less: Redemption of redeemable stock	(21,189)	—	—	—	—	—	—	(212)	—
Initial Stockholders	10,350,000	(10,350,000)	—	1	(1)	—	—	—	—
PIPE Investors	17,500,000	—	—	2	—	—	—	174,998	—
Butterfly stockholders	95,633,661	26,426,937	—	10	3	—	—	51,139	—
Longview transaction costs	—	—	—	—	—	—	—	(14,623)	—
Butterfly transaction costs	—	—	—	—	—	—	—	(9,800)	—
One time equity compensation charge	—	—	—	—	—	—	—	11,700	(11,700)
Elimination of historical accumulated deficit of Longview .	—	—	—	—	—	—	—	(391)	391
Elimination of historical Butterfly convertible preferred stock and common stock	—	—	—	—	—	—	(360,938)	360,938	—
Total Business Combination adjustments	163,004,673	16,076,937	(39,542,201)	17	2	(395,422)	(360,938)	969,167	(11,309)

Post-Business Combination	164,862,472	26,426,937	—	$17	$3	$—	$—	$1,002,526	$(384,347)

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2020 and the year ended December 31, 2019

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are as follows:

(g)	Equity awards expenses. Reflects compensation expense related to restricted stock unit awards granted to certain employees of Butterfly in connection with the Business Combination, including to the incoming CEO, which have a service vesting condition. The expense is recognized using the accelerated attribution method.

(h)	Nonrecurring equity awards expenses. Reflects compensation expense of $11,700,000 related to the restricted stock units granted to certain employees of Butterfly in connection with the Business Combination, which vest upon closing of the Business Combination, and do not have any service vesting conditions. As such, this compensation expense is not expected to have a continuing impact on the combined results for purposes of pro forma condensed combined statements of operations.

(i)	Interest expense. Represents elimination of historical interest expense accrued in connection with the Butterfly convertible notes (see Note 4(d) Convertible notes) and Butterfly’s loan payable (see Note 4(e) Loans payable).

(j)	Exclusion of interest income and related income tax expense. Represents elimination of interest earned on cash and securities held in Trust Account and elimination of related income tax expense.

(k)	Net loss per share. Represents pro forma net loss per share based on pro forma net loss and 191,289,409 total shares outstanding upon consummation of the Business Combination (see Note 4(f) Impact on equity). For each period presented, there is no difference between basic and diluted pro forma net loss per share as the inclusion of all potential shares of Class A common stock and Class B common stock of the Combined Company outstanding at closing would have been anti-dilutive.